SCHEDULE 14A

                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14 (a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant /x/
Filed by a Party other than the Registrant /  /

Check the appropriate box:
/ / Preliminary Proxy Statement              / /  Confidential, for use of the
                                                  Commission only (as permitted
                                                  By Rule 14a-6(e) (2))

/ / Definitive Proxy Statement
/ / Definitive Additional Materials
/x/ Soliciting Material Pursuant to Rule 14a-12


                               CB BANCSHARES, INC.
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                (Name of Registrant As Specified In Its Charter)


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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/x/ No fee required.
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


(1)  Title of each class of securities to which transaction applies:

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(2)  Aggregate number of securities to which transaction applies:

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(3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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(4) Proposed maximum aggregate value of transaction:

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(5) Total fee paid:

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     / / Fee paid previously with preliminary materials:

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     / / Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)  Amount previously paid:

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(2)  Form, Schedule or Registration Statement No.:

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(3)  Filing party:

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(4)  Date filed:

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This communication may be deemed to include forward-looking statements, such as statements that relate to CB Bancshares' financial results. Forward-looking statements are typically identified by words or phrases such as "believe," "expect," "anticipate," "intent," "estimate," "may increase," "may fluctuate," and similar expressions or future or conditional verbs such as "will," "should," "would," and "could." Forward-looking statements are CB Bancshares current estimates or expectations of future events or future results. For such statements, CB Bancshares claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from those indicated by these statements because the realization of those results is subject to many risks and uncertainties. CB Bancshares' 2002 Annual Report on Form 10-K and other periodic reports to the Securities and Exchange Commission contain additional information about factors that could affect actual results. All forward-looking statements included in this communication are based on information available at the time of the release, and CB Bancshares assumes no obligation to update any forward-looking statement.

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The directors and certain executive officers of CB Bancshares may be deemed to be participants in the solicitation of proxies from the shareholders of CB Bancshares in connection with CB Bancshares' special meeting of shareholders (the "Special Meeting") under the Hawaii Control Share Acquisitions statute. Information concerning such participants is contained in CB Bancshares' definitive proxy statement on Schedule 14A relating to CB Bancshares' 2003 Annual Meeting filed with the Securities and Exchange Commission (the "SEC") on March 12, 2003.

On May 15, 2003 CB Bancshares filed a revised preliminary proxy statement on
Schedule 14A with the SEC with respect to its solicitation of proxies for use at the Special Meeting and, subject to future developments, CB Bancshares may file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 relating to any tender/exchange offer made by Central Pacific Financial Corp. Shareholders of CB Bancshares are advised to read CB Bancshares' Solicitation/Recommendation Statement on Schedule 14D-9 and CB Bancshares' proxy statement for the Special Meeting when such documents become available because they will contain important information. Shareholders of CB Bancshares and other interested parties may obtain, free of charge, copies of the Schedule 14D-9 (when available), CB Bancshares' proxy statement and other documents filed by CB Bancshares with the SEC at the SEC's internet website at www.sec.gov. Each of these documents (when available) may also be obtained, free of charge, by calling investor relations at CB Bancshares at 808-546-8413.

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RADIO ADVERTISEMENT BROADCAST BY CB BANCSHARES IN HAWAII LOCAL RADIO STATIONS


Ron Migita:       Aloha, this is Ron Migita, CEO of CB Bancshares and City Bank.

                  More than three years ago, I wrote an internal memorandum about the possibility of a friendly merger between Central Pacific and City Bank.

                  Now, Central Pacific is trying to use that outdated and confidential memo in its hostile takeover attempt.

                  The fact is, the situations then and now are extremely different. That was almost two years before 9/11. City Bank was smaller, both banks were being reorganized, and Hawaii's economy was on the rebound.

                  But when we look at the issues TODAY, and after the rigorous analysis undertaken by the Board of Directors, it's clear:

                  A takeover is a very bad idea for our two banks, our shareholders, our employees, our customers, small businesses, and the communities we serve.

                  Three years ago, Central Pacific said "no thank you." We honored their decision and respectfully ended discussions. That's the way we do business here at City Bank.

                  But at Central Pacific, they haven taken my words - out of time and out of context - to mislead the public. I am saddened and angered by how Mr. Arnoldus has handled this entire affair.

                  We urge our shareholders, regulators and the community to REJECT this hostile takeover attempt.

                  Mahalo for your support, from me and our City Bank ohana.

Annc'r: Investors should read CB Bancshares' SEC filings on the solicitation of proxies for the special shareholders meeting available at www.sec.gov.